Exhibit 10.4

INDEMNITY & SUPPORT AGREEMENT

THIS INDEMNITY & SUPPORT AGREEMENT (this “Agreement”) is made as of May 31, 2012, among Penson Worldwide, Inc., a Delaware corporation, Nexa Technologies, Inc., a Delaware corporation, and SAI Holdings, Inc., a Texas corporation (each individually referred to herein as an “Indemnitor” and collectively as the “Indemnitors”) and Apex Clearing Holdings, LLC, a Delaware limited liability company (“Newco” or the “Indemnitee”). Capitalized terms used herein but not otherwise defined, shall have the meanings ascribed to such terms in the Assignment and Assumption Agreement referred to below.

W I T N E S S E T H:

WHEREAS, Penson Financial Services, Inc., a North Carolina corporation (“PFSI”) and Newco are, concurrently with the execution of this Agreement, entering into an Assignment and Assumption Agreement dated as of the date hereof (the “Assignment and Assumption Agreement”), pursuant to which Ridge Clearing & Outsourcing Solutions, Inc., a New York corporation (“Ridge”) will acquire the Acquired Assets and assume the Assumed Liabilities from PFSI, on the terms, and subject to the conditions, set forth in the Assignment and Assumption Agreement;

WHEREAS, as a condition to the Indemnitee’s willingness to enter into the Assignment and Assumption Agreement and consummate the transactions contemplated by the Transaction Documents, the Indemnitee has requested that the Indemnitors enter into this Agreement;

WHEREAS, the Indemnitors will receive substantial benefits as a result of the consummation of the transactions contemplated by the Transaction Documents;

NOW, THEREFORE, to induce the Indemnitee to enter into, and in consideration of their entering into, the Assignment and Assumption Agreement, and the other Transaction Documents to which the Indemnitee is party and, for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto agree as follows:

SECTION 1. Representations and Warranties of the Indemnitors. Each of the Indemnitors hereby represents and warrants, severally and not jointly, to the Indemnitee that:

(a) Organization, Standing and Power. Each Indemnitor is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction in which it is organized or incorporated, as applicable and each Indemnitor is duly licensed or qualified to do business and is in good standing in the states of the United States and other jurisdictions where its ownership or leasing of property or assets or the conduct of its business requires it to be so licensed or qualified. Each Indemnitor has the requisite corporate or limited liability company power (or equivalent powers) and authority necessary to carry on its business as it is now being conducted and as it is contemplated will be conducted immediately following the Closing and to own, lease and operate its properties and assets. No Indemnitor is in default under or in violation of any provision of its Organizational Documents.

(b) Authority; Due Execution. Each Indemnitor has all requisite power and authority necessary to execute and deliver, and to perform fully its obligations under, this Agreement and to consummate the transactions contemplated hereby. The execution, delivery and performance by each Indemnitor of this Agreement have been duly authorized by all requisite corporate action, as applicable, on the part of such Indemnitor. This Agreement has been duly executed and delivered by each Indemnitor and constitutes a legal, valid and binding obligation of such Indemnitor, enforceable against each Indemnitor in accordance with its terms, subject to (i) the effects of bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium or other similar laws affecting creditors’ rights generally, and (ii) general equitable principles (whether considered in a proceeding in equity or at law).

(c) No Conflicts. The execution and delivery by each Indemnitor of this Agreement does not and the performance and compliance by each Indemnitor with each of its obligations hereunder will not, contravene, conflict with, or result in any violation of or default (with or without notice or lapse of time, or both) under, or give rise to a right of termination, cancellation or acceleration of any obligation, to a right to challenge the Transaction Documents or the loss of a material benefit under, or to increased, additional, accelerated or guaranteed rights or entitlements of any Person under, or result in the creation of any Lien upon any of the properties or assets of any Indemnitor under, any provision of (i) the Organizational Documents of such Indemnitor, (ii) any Contract to which such Indemnitor is a party or by which any of its respective properties or assets is bound or (iii) any Applicable Law applicable to any such Indemnitor or its properties or assets.

SECTION 2. The Agreement. As a condition to entering into the Assignment and Assumption Agreement, the Indemnitors hereby jointly and severally agree to indemnify and hold harmless each Transferee Indemnified Person from, against and in respect of any and all Losses, including all claims for consequential damages, special damages, lost profits and diminution in value and similar claims, whether or not involving a Third Party Claim, incurred, sustained or suffered by any Transferee Indemnified Persons or any of them as a result of, arising out of or directly or indirectly relating to any of the matters set forth in clauses (i) through (xv) of Section 8.1(a) of the Assignment and Assumption Agreement; provided however, that (i) no Loss shall be indemnifiable hereunder to the extent such Loss would not be indemnifiable by the Transferor under Article VIII of the Assignment and Assumption Agreement as a result of the operation of Sections 8.1(b) or 8.3 of the Assignment and Assumption Agreement, (ii) no claim against an Indemnitor hereunder may be brought by a Transferee Indemnified Person unless such claim shall have first been brought against the Transferor under Article VIII of the Assignment and Assumption Agreement, and such claim or any payment required under such Article VIII to be paid by Transferor in connection with such claim is either (x) not paid by Transferor within the timeframe required to be paid under such Article VIII or (y) disputed by the Transferor and (iii) the Indemnitors shall be bound by any determination of liability made by any Governmental Authority of competent jurisdiction against the Transferor with respect to any matter indemnifiable under such Article VIII, and upon any such determination, the obligation of the Indemnitors to indemnify for the amount of such liability as so determined hereunder may not be contested or challenged by any Indemnitor. Each of the Indemnitors agrees that it will be bound, with respect to the indemnity in this Section 2, by each of the provisions set forth in Sections 8.3 (Survival); 8.4 (Third Party Claims); 8.5 (Treatment of Materiality), 8.6 (Waiver of Rights to Subrogation), 8.7 (Investigation), 8.8 (Calculation of Losses), 8.9 (Non-Third Party Claims) and 8.10 (Interest) of the Assignment and Assumption Agreement to the same extent as if such Indemnitor were the Transferor.

SECTION 3. Support Obligations. Each of the Indemnitors hereby agrees that to the extent that the Transferee is required by the terms of the Assignment and Assumption Agreement to cause the Indemnitors to take any action, or to refrain from taking any action, the Indemnitors hereby covenant and agree to take such action or to refrain from taking such action, as applicable. Without limiting the generality of the foregoing, each of the Indemnitors expressly acknowledges the provisions contained in Sections 5.8 (Non-Competition), 5.9 (Confidentiality) and 5.11 (Certain Post-Closing Restrictions) of the Assignment and Assumption Agreement, and agrees to comply with the provisions contained therein.

SECTION 4. Amendments. This Agreement may not be amended except by an instrument in writing signed on behalf of each of the parties hereto.

SECTION 5. Governing Law.

(a) This Agreement shall be governed by, and interpreted in accordance with, the laws of the State of New York applicable to agreements made and to be performed entirely within such State.

(b) All actions and proceedings arising out of or relating to this Agreement, including the resolution of any and all disputes hereunder (but excluding any action or proceeding for recognition or enforcement of any judgment in connection with such actions, proceeding or disputes) shall be subject to the exclusive jurisdiction of the state and federal courts located in Chicago, Illinois, and the parties to this Agreement hereby irrevocably submit to the exclusive jurisdiction of such courts in any such action or proceeding and irrevocably waive the defense of an inconvenient forum to the maintenance of any such action or proceeding. Notwithstanding the foregoing, a party may join a party to a pending action in another jurisdiction initiated by a third party.

(c) EACH PARTY ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY WHICH MAY ARISE UNDER THIS AGREEMENT IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES AND, THEREFORE, EACH PARTY HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT SUCH PARTY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO

THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT. EACH PARTY CERTIFIES AND ACKNOWLEDGES THAT (i) NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER, (ii) EACH SUCH PARTY UNDERSTANDS AND HAS CONSIDERED THE IMPLICATIONS OF THIS WAIVER, (iii) EACH SUCH PARTY MAKES THIS WAIVER VOLUNTARILY AND (iv) EACH SUCH PARTY HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 11(C).

SECTION 6. Expenses of Enforcement. Without limiting the generality of any Indemnitor’s obligations hereunder, each Indemnitor severally, but not jointly agrees to reimburse the Indemnitee for any costs and out-of-pocket expenses (including reasonable fees, charges and disbursements of counsel) paid or incurred by the Indemnitee in connection with the collection and enforcement of amounts due under this Agreement from or against such Indemnitor.

SECTION 7. Severability. The invalidity or unenforceability of any particular provision of this Agreement shall not affect the other provisions hereof, and this Agreement shall be construed in all respects by interpreting such invalid or unenforceable provision as nearly to the original meaning as possible so as to make it valid and enforceable or, if that is not possible or permitted by Applicable Law, by omitting such invalid or unenforceable provision. If any material provision of this Agreement is determined by a court or regulatory body to be invalid or unenforceable, then the parties shall use their best efforts to address the implications of such invalidity or unenforceability so as to preserve the essential understanding of the parties with respect hereto.

SECTION 8. Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. The signature pages hereto may be transmitted by facsimile or .pdf, and if so transmitted, shall constitute originals.

SECTION 9. Entire Understanding; No Third Party Beneficiaries. This Agreement together with the other Transaction Documents to which the parties hereto are subject represents the entire understanding of the parties with respect to the subject matter hereof and supersedes any and all other oral or written agreements heretofore made. PEAK6 shall be an express third party beneficiary of this Agreement. Subject to the immediately preceding sentence, except as expressly provided herein, nothing in this Agreement, express or implied, is intended to confer upon any Person, other than the parties hereto and their respective heirs, personal representatives, successors and permitted assigns, any rights, remedies, obligations or liabilities under or by reason of this Agreement.

SECTION 10. Headings. Section headings in this Agreement are for convenience of reference only and shall not govern the interpretation of any provision of this Agreement.

[Signature Page Follows]

IN WITNESS WHEREOF, each of the Indemnitors and the Indemnitee have caused this Agreement to be executed and delivered as of the date first written above by its officer thereunto duly authorized.

INDEMNITORS:

PENSON WORLDWIDE, INC.

By:
Name:
Title:

NEXA TECHNOLOGIES, INC.

By:
Name:
Title:

SAI HOLDINGS, INC.

By:
Name:
Title:

APEX CLEARING HOLDINGS, LLC

By:
Name:
Title:

[Signature Page to the Indemnity & Support Agreement]